EXHIBIT 31.1

                                  Certification
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I, Douglas C. Morrison, certify that:

     1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Citibank Credit Card Issuance Trust (issuer of the Citiseries Class A notes, Class B notes and Class C notes) and Citibank Credit Card Master Trust I (issuer of the Collateral Certificate);

     2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

     3. Based on my knowledge, (a) the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, with respect to Citibank Credit Card Master Trust I for inclusion in these reports is included in these reports and (b) the distribution or servicing information required to be provided to the trustee by the issuer under the indenture with respect to Citibank Credit Card Issuance Trust for inclusion in these reports is included in these reports;

     4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and by the issuer under the indenture and based upon my knowledge and the annual compliance review required under each of those agreements, and except as disclosed in the reports, each of the servicer and the issuer has fulfilled its obligations under the respective agreement; and

     5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.


Date:  March 31, 2005


/s/ Douglas C. Morrison
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Douglas C. Morrison
Vice President and Chief Financial Officer
Citibank (South Dakota), National Association